Exhibit 10.25

               EMPLOYMENT CONFIDENTIALITY AND INVENTION AGREEMENT

         THIS EMPLOYMENT, CONFIDENTIALITY AND INVENTION AGREEMENT ("Agreement") is dated the 12th day of December, 1997, and is entered into by and between MECA SOFTWARE, L.L.C., a Delaware corporation ("Company"), and Paul D. Harrison ("Executive").

                              Statement of Purpose

         The Company and Executive previously entered into an Amended and Restated Employment, Confidentiality and Invention Agreement dated June 22, 1995 (the "Employment Agreement") and Severance Agreement dated June 30, 1997 ("the Severance Agreement"). The Company and the Executive desire to replace the Employment Agreement and the Severance Agreement except for certain provisions set forth more fully below. Accordingly, the following provisions supersede in their entirety the Employment Agreement and the Severance Agreement effective as of January 1,1998 (the "Effective Date"), except that the provisions of Section
1.03 ( c ) of the Employment Agreement dealing with payment and vesting of long-term incentive awards earned through the Effective Date shall continue to apply; provided, however, that if the vesting of Deferral Accounts is increased to 100% pursuant to Section 1.03 (c ) (iii) of this agreement, then such long-term incentive awards shall become 100% vested as well.

                                   ARTICLE ONE

                                   EMPLOYMENT

         1.01B Term of Employment. The Company hereby agrees to employ the Executive and Executive hereby accepts such employment by the Company for the period beginning on the Effective Date and ending thirty-six months from the Effective Date ("Employment Period"), subject to the provisions of Section 1.07. Any termination or expiration of this Agreement shall not be effective as to those portions of this Agreement which, by their express terms as set forth below, require performance by any party following termination of this Agreement.

         1.02 B Duties. Executive is employed by the Company to:


                           (a) serve in an executive management capacity for the
Company subject to the authority and direction of the Board of Directors of the Company and its more senior executives and, subject to the foregoing, the Executive shall have such authority and responsibility and duties as are normally associated with such position; and

                           (b) perform  such other  duties and  responsibilities
and exercise such other authority and have such other titles transferred as the Board of Directors of more senior executives of the Company may, from time to time, reasonably prescribe (giving due consideration to Executive's experience and expertise); provided, however, that the Company shall not relocate Executive beyond 35 miles from Executive's present business location without Executive=s prior consent; and


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                           (c) so long  as  Executive  is  employed  under  this
Agreement, devote Executive's full business time and efforts exclusively on behalf of the Company. Executive shall not be prohibited form engaging in such personal, charitable, or other nonemployment activities as do not interfere with Executive=s full-time employment hereunder and which do not violate the other provisions of this Agreement. Executive shall comply fully with all reasonable policies of the Company as are from time to time in effect.

     1.03B Compensation. (a) Base Salary. The Company shall pay to Executive during the Employment Period a minimum gross salary at an annual rate of $300,000 (the "Base Salary"), payable monthly or at any shorter pay periods as the Company may form time to time use for its other executive employees.

                           (b) Short Term  Incentive  Awards.  The Company shall
establish for Executive for each "Performance Year" (as defined below) during the Employment Period a short term incentive arrangement pursuant to which Executive shall have the opportunity to earn an award based on the achievement of specified performance criteria during the applicable Performance Year. The award for a Performance Year shall have a targeted amount of not less than $300,000, but the actual amount paid, if any, will depend on the level of achievement of the specified performance criteria and shall be no less than $150,000 and no more than $450,000. Any earned short term incentive award shall be payable within ninety (90) days following the end of the applicable Performance Year. For purposes of this Agreement, "Performance Year" means each of the calendar years 1998, 1999 and 2000.

                           (c)      Long Term Incentive Award.  Executive shall
be eligible to receive long term incentive award in accordance with the following provisions:


                           (i)      Variable Award.  As of the last day of each
Performance Year, Executive shall be awarded a sum equal to the Short Term Incentive awarded for such Performance Year pursuant to Section 1.03 (b), subject to the provisions of this Section 1.03 (c). Amounts awarded pursuant to this Section 1.03 (c) (I), if any, shall be credited to the Deferral Account as of such day. A separate Deferral Account shall be established for each Performance Year.


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                  (ii)  Interest  Credits.  As of the last day of each  calendar year, each Deferral Account shall be credited with interest in an amount equal to the balance of the Deferral Account as of the beginning of such Performance Year times the yield to maturity on five (5) year U.S. Treasury Bonds determined as of the last business day of the immediately preceding Performance Year.


                  (iii) Vesting. As of the last day of the calendar year following the Performance Year for which a Deferral Account was established one-third (1/3) of the balance of such Deferral Account as of such date shall become vested. As of the last day of the second calendar year following the Performance Year for which a Deferral Account was established two-thirds (2/3) of the balance of such Deferral Account as of such date shall become vested. As of the last day of the third calendar year following he Performance Year for which a Deferral Account was established all of the balance of such Deferral Account shall become vested. All Deferral Accounts shall become 100% vested upon the end of the Employment Period or upon termination of the Employment of the Executive, other than a voluntary termination by Executive or termination by the Company for cause, prior to the end of the Employment Period. Notwithstanding the foregoing, in the event of Executive's death or Atotal and permanent disability@ (as defined in Section 1.06 below), the amount credited to the Deferral Account as of the date of such death or Atotal and permanent disability@ shall become fully (100%) vested as of such date.

                           (iv)  Forfeiture  and  Cessation  of Credits.  In the

event Executive's employment with the Company is terminated by the Employee voluntarily or by the Company for cause (as defined in Section 1.07(a), below) prior to the Deferral Account becoming fully (100%) vested in accordance with subparagraph (iv) above, then (i) any unvested portion of the Deferral Account shall be forfeited as of the date of such termination and (ii) any vested portion of the Deferral Account that has not been previously paid but instead has been further deferred by the parties shall be paid in accordance with the applicable deferral agreement, if any, between the parties and no further amounts (including award under subparagraph (i) above and interest credits under subparagraph (iii) above) shall be credited to any Deferral Account.

                           (v) Payment.  As of the date an amount becomes vested
in the Deferral Account in accordance with subparagraph (iv) above, such amount shall become payable to Executive, reduced by any amount(s) that previously became payable to Executive in accordance with this subparagraph (v). Any such amount shall be paid to Executive in a single cash payment within ninety (90) days after such date; provided, however, that the parties reserve the right to provide for the further deferral of any such amount in accordance with their mutual agreement from time to time.

                           (vi)     Miscellaneous.  Executive's rights and
interests in the Deferral Account may not be assigned or transferred by Executive. The amount credited to the Deferral Account shall be an unsecured and unfunded obligation of the Company. To the extent Executive acquires a right to receive payments form the Deferral Account under this Section 1.03 (c), such right shall be no greater the right of any unsecured general creditor of the Company. Nothing contained in this Section 1.03 (c) shall be deemed to create a trust of any kind or any fiduciary relationship between the Company and Executive.

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         1.04 B Business Expenses.  The Company shall promptly pay directly,  or reimburse Executive for, all business expenses, to the extent such expenses are paid or incurred by Executive during the term hereof in accordance with the Company policy approved by the Board of Directors of the Company and in effect form time to time and to the extent such expenses are reasonable and necessary to the conduct by Executive of the business of the Company.

         1.05B Fringe Benefits. During the Employment Period, the Company shall provide to Executive such insurance, vacation sick leave and other like benefits as are approved by the Board of Directors of the Company and provided form time to time to the other management-level employees holding similar positions with the Company.

         1.06 B Death; Disability. Upon the death of Executive or in the event of the Executive's 'total and permanent disability," the Employment Period and the payments under Sections 1.03 (a ) and 1.05 to Executive shall cease as of the end of the month during which either such event may occur. In addition, no payments under Section 1.03 (b) shall be made if such death or 'total and permanent disability' occurs prior to the payment date therefor, and Section
1.03 (c) shall govern regarding the effect of Executive's death or "total and permanent disability" on any awards thereunder. Executive shall be entitled to receive such payments as may be provided under any benefit plans maintained by the Company and applicable to the Executive. "Total and permanent disability" shall have the meaning provided in any long-term disability or similar plan maintained form time to time by the Company or, in the absence thereof, shall mean the inability, in the opinion of a physician selected by the Company and reasonably acceptable to Executive, of Executive to perform Executive's employment duties under this Agreement by reason of Executive's physical or mental illness or condition of permanent or indefinite duration.

         1.07 B Other Termination of Employment and Employment Period. The employment of Executive under this Agreement may be terminated by the Company during the Employment Period in accordance with subsections 1.07 (a) or (b) below.

                  (a) Executive's employment may be terminated by the Company if "cause" for such termination exists and the Company serves written notice of such termination upon Executive. As used in this Agreement, the term "cause" shall refer only to any one or more of the following grounds:

                  (i) commission of an act of dishonesty, including, but not limited to, misappropriation of funds or any property of the Company;

                  (ii) engaging in business-related activities or conduct injurious to the reputation of the Company;

                  (iii) incompetently performing Executive=s assigned duties and responsibilities or failing to manage the Company in a manner consistent with the directions of the Board of Directors of the Company (after 30-

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days following the written notice  described  above from the Company  specifying such incompetent performance or lack of performance and Executive's failure to cure or remedy the same within such 30-day period);

         gross insubordination by Executive;

                  (v) the violation of any of the terms and conditions of this Agreement (so long as such violations continue) or any material written agreement or agreements Executive may from time to time have with the Company; or

                  (vi) conviction of Executive for a misdemeanor (involving an act of moral turpitude) or a felony.

In the event Executive=s employment is terminated under this Section 1.07 (a), Executive's Base Salary under Section 1.03 (a) and Executive's fringe benefits under Section 1.05 shall be paid through the date of such termination and no payments under Section 1.03 (b) shall be made if such termination occurs prior to the payment date therefor. In addition, Section 1.03 (c) shall govern regarding the effect of a termination of employment on any awards thereunder.

                  (b) The Company may, in its sole discretion, terminate Executive=s employment with the company upon 30 days' prior written notice without cause. Upon termination of Executive's employment without cause during the Employment Period, the Company shall continue to pay Executive=s Base Salary and provide the benefits described in Section 1.05 through the balance of the year within which such notice was given and thereafter for an additional period of twelve (12) months or the balance of the Employment Period, whichever is longer (the "Additional Period"). Payments of the target amount under Section
1.03 (b) shall be made with respect to a Performance Year under Section 1.03 (b) if such termination occurs prior to the end of such Performance Year and for the Additional Period, and payments under Section 1.03 (c) shall be made for the Performance Year in which such termination occurs. Upon any expiration of the Employment Period or cessation of Executive's employment hereunder, the Company shall have no further obligations under this Agreement and no further payments shall be payable by the Company to Executive, except as provided in this subsection (b) or Section 1.03 (c) and except as required by the express terms of any written benefit plans or written arrangements maintained by the Company and applicable to Executive at the time of such termination, expiration or cessation of Executive's employment.

         1.08 B Change in Work Location, Duties or Base Salary. Without limiting the definition of "cause" under Section 1.07(a), if the Company's Board of Managers requests in writing that Executive (i) relocate beyond 35 miles form Executive's present business location or (ii) significantly change his employment duties, and Executive declines either such request, then such request shall be deemed to be termination of Executive's employment by the Company without cause. In addition, if the Company decreases the aggregate of (A) Executive's Base Salary (as defined in Section 1.03 (a) and (B) Executive's short term incentive award target (as described in Section 1.03 (b)) by more than 10% in any one year period and Executive declines to continue his employment by the Company within three months after the initial effective data of such decrease, then such decrease shall be deemed to be a termination of Executive's employment by the Company without cause.

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                                   ARTICLE TWO

                         CONFIDENTIALITY AND INVENTIONS

         2.01 B Background and Relationship of Parties. The parties acknowledge that the Company has been and will be engaged in a continuous program of acquisition, research, development and production respecting its business, present and future, and that, in connection with Executive=s employment by the Company, Executive is and will be expected to make or have access to new contributions and inventions of value to the Company and that Executive's employment creates a relationship of confidence and trust between Executive and the Company with respect to any information applicable to the business of the Company or applicable to the business of any client or customer of the Company which has been or may be made known to Executive by the Company or by any such client or customer or has been or may be learned by Executive during any period of Executive's employment with the Company. Executive possesses and had and will possess or have unfettered access to information that has been created, discovered, developed, acquired or otherwise become known to the Company
(including, without limitation, information created, acquired, discovered, developed, or made known to Executive prior to and during the Employment Period) and which has commercial value in the business in which the Company has been and will be engaged and has not been publicly disclosed by the Company. All information described above hereinafter called AProprietary Information.@ By way of illustration, but not limitation, Propriety Information includes hardware, formulae, processes, software, documentation, data, programs, know-how, trade secrets, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, product information, business and financial information and plans, strategies, forecasts, new products, financial statements, budgets, projections, licenses, prices, acquisition plans, costs and lists of customers and suppliers. The term Asuppliers@ as used herein includes, without limitation, information providers, system operators, third-party software and hardware developers and other independent contractors supplying goods or services to the Company. Proprietary Information shall not include information which is now or hereafter is made public by third parties in a lawful manner or made public by parties hereto without violation of this Agreement.

         2.02 B Inventions and Proprietary Information are Property of the Company. (a) Executive has or will promptly disclose to the Company (or any persons designated by it) all discoveries, developments, designs, improvements, inventions, formulae, software, hardware, documentation, processes, techniques, know-how, trade secrets and data, whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by Executive, either alone or jointly with others, during the period of Executive's employment (whether or not during regular business hours) by the Company and that result from or are conceived during the performance of tasks which have been, or that are or will be assigned to or otherwise undertaken by Executive or that relate to the business or products of the Company or that result form use of property, equipment, or premises owned, leased or contracted for by the Company. All such discoveries, developments, designs, improvements, inventions, formulae, software, hardware, documentation, processes, techniques, know-how, trade secrets and data are hereinafter referred to as AInventions.@

          All Proprietary Information and all Inventions are and shall be the sole property

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of the Company and its  assigns,  and it shall be the sole owner of all patents,
copyrights,   trademarks,  names  and  other  rights  in  connection  therewith,
Executive hereby assigns to the Company any rights Executive may have or may acquire in such Proprietary Information and Inventions. At all times, during the Employment Period and thereafter, Executive will keep in strictest confidence and trust all Proprietary Information and Inventions and Executive will not use or disclose any Proprietary Information or Inventions without written consent of the Company, except as may be necessary in the ordinary course of performing duties as an employee of the Company or as may be required by law or the order of any court or governmental authority. As to all Inventions, Executive shall assist the Company in every proper way (but at the expense of the Company) in obtaining and form time to time enforcing patents, copyrights, and other rights and protections relating to Inventions in any and all countries and to that end, Executive will execute all documents for use in applying for and obtaining such patents, copyrights and other rights and protections and enforcing such Inventions as the Company may desire, together with any assignments thereof, to the Company or persons designated by either of them. Executive's obligation to assist the Company in obtaining and enforcing patents, copyrights and other rights and protections relating to Inventions in any way and in all countries shall continue beyond the Employment Period, but the Company shall, unless Executive's Employment with the Company continues beyond the Employment Period, compensate Executive at a reasonable rate after termination of the Employment Period for the time actually spent by Executive at the request of the Company for such assistance. In the event the Company is unable, after reasonable effort, to secure the signature of Executive on any document or documents needed to apply for or procure any patent, copyright, or other right or protection relating to an invention, whether because of Executive's physical or mental incapacity or for any other reason whatsoever, Executive irrevocably designates and appoints the Company and its duly authorized officers and agents as the agent and attorney-in-fact of Executive to act for and in behalf and stead of Executive to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or similar protections thereon with the same legal force and effect as if executed by Executive.

                  (c) In the event of the termination (during the Employment Period or thereafter) of Executive's employment by the Company for any reason (including no reason), Executive shall promptly deliver to the Company all copies of all documents, notes, drawings, specifications, programs, software, hardware, documentation, data and other materials of any nature belonging to the Company and obtained during the course of Executive's employment with the Company. Executive will not remove any of the foregoing or any reproduction of any of the foregoing or any Proprietary Information or Invention that is embodied in a tangible medium of expression.

         2.03 B Confidentiality of Agreement. Executive shall keep in full confidence all information concerning this Agreement, including without limitation the amount of Executive's Base Salary and incentive award opportunities, except (i) to the extent disclosure is made to more senior executives of the Company or with the Company=s prior written consent, (ii) to the extent disclosure is or may be required by applicable law or (iii) in connection with Executive's financial planning (e.g., estate planning, tax

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planning, loan or other financing applications, etc).

                                  ARTICLE THREE

                                 NON-COMPETITION

         3.01 B During and After Employment. During the "Covenant Period" (as defined below), Executive shall not engage in, or own or control any interest in (except as a passive investor in publicly-held companies, holding less than one percent of its outstanding securities), or act as an officer, director or employee of, or consultant, advisor or lender to, any firm, corporation or institution which provides, publishes, manufactures, or markets any computer software products or services and related documentation which the Company provides, publishes, manufactures or markets (or which the Company is engaged in evaluating or developing). For purposes of this Agreement, "Covenant Period" means and refers to the period during which Executive is actually employed by the Company plus (i) the remainder of the Employment Period if Executive's employment is terminated in accordance with provisions of Section 1.07 (a), or
(ii) the period during which amounts are payable by the Company to Executive in accordance with the provisions of Section 1.07 (b) if Executive's employment is terminated in accordance with the provisions of Section 1.07 (b).

         3.02 B Non-Hiring of Company Employees. During the Covenant Period, the Executive will not recruit, solicit or hire any employee of the Company or otherwise induce any such employee to leave the employment of the Company to become an employee of or otherwise be associated with Executive or any company or business with which Executive is or may become associated.

         3.03 B Non-Solicitation of Customers. During the Covenant Period, Executive will not directly or indirectly, by or for the Executive or with or on behalf of any other person, partnership, corporation, firm or other entity, solicit, call upon or otherwise contact any "Customer of the Company" (as defined below) for the purpose of providing to such Customer of the Company the types of services or products normally provided by the Company to its customers. For purposes of this Section 3.03, "Customer of the Company" means and refers to
(A) each customer served by the Company during the period of Executive's employment hereunder and (B) each person or entity formally solicited by the Company during the six (6) month period ending on the date of termination of Executive's employment hereunder.

         3.04 B No Conflicts. Executive represents that the performance by Executive of all the terms of this Agreement, as a former or continuing employee of the Company has not, does not and will not breach any agreement as to which Executive is or was a party and which requires Executive to keep any information in confidence or in trust. Executive has not entered into, and will not enter into, any agreement either written or oral in conflict herewith. Executive has not brought with Executive to the Company nor will Executive use in the performance of employment responsibilities at the Company any proprietary materials or documents of a former employer that are not generally available to the public, unless Executive has obtained express written authorization from such

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former  employer for their  possession  and use.  Executive has delivered to the
Company a true and correct copy of any employment, proprietary information, confidentiality or non-competition agreement to which Executive is or was a party with any former employers, which remains or may remain in effect as of the date of Executive's first employment by the Company and which Executive was able to obtain a copy of. Executive has not and will not breach any obligation of confidentiality that Executive may have to former employers and Executive shall fulfill all such obligations during Executive's employment with the Company.

         3.05 B Reasonableness of Restrictions. Executive acknowledges that the restrictions contained in this Agreement are reasonable, but should any provisions of this Agreement be determined invalid, illegal or otherwise unenforceable or unreasonable in scope by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby and the provision found invalid, illegal or otherwise unenforceable or unreasonable, shall be considered by the Company to be amended as to scope of protection, time or geographic area (or any one of them, as the case may be) in whatever manner is considered reasonable by that court and, as so amended, shall be enforced.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

         4.01 B Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Company and Executive concerning the subject matter hereof and any other agreements between the Company and Executive concerning the subject matter hereof are terminated without further liability of any party thereto. No modification, amendment, termination or waiver of this Agreement shall be binding unless in writing and signed by Executive and a duly authorized officer of the Company. Failure of the Company or Executive to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants and conditions.

         4.02 B Specific Performance by Executive. Executive acknowledges that money damages alone will not adequately compensate the Company for breach of any of Executive's covenants and agreements herein and, therefore, in the event of the breach or threatened breach of any such covenant or agreement by Executive, in addition to all other remedies available to the Company at law, in equity or otherwise, the Company shall be entitled to injunctive relief compelling specific performance of (or other compliance with) the terms hereof. The party adjudged by a court of competent jurisdiction to be the losing party to any legal action under this Section 4.02 shall pay the legal fees of the party so adjudged to be the successful party.

         4.03 B Survival. This Agreement shall be binding upon Executive irrespective of the duration of Executive's employment by the Company, the date of or reasons for the termination of Executive's employment by the Company, or the amount of Executive's salary or wages. The provisions of Article Two and Article Three shall survive (i) the termination of Executive's employment by the Company irrespective of the reasons for such termination and (ii) the expiration of this Agreement regardless of whether Executive remains employed with the Company after such expiration, and such provisions shall not in any way be modified, altered or otherwise affected by Executive's termination or this Agreement=s expiration.

         4.04 B Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Executive and the heirs, executors and administrators of Executive or Executive's estate and property and shall be binding upon and inure to the benefit of the Company and its successors and assigns. Executive may not assign or transfer to others the right to receive payments hereunder nor the obligation to perform duties hereunder.

         4.05 B Executive's Acknowledgement. EXECUTIVE ACKNOWLEDGES THAT, BEFORE PLACING Executive's SIGNATURE HEREUNDER, EXECUTIVE HAS READ ALL OF THE PROVISIONS OF THIS EMPLOYMENT, CONFIDENTIALITY AND INVENTION AGREEMENT, AND HAS THIS DAY RECEIVED A COPY HEREOF.

         4.06 B Taxes. From any payments due hereunder to Executive form the Company, there shall be withheld amounts reasonably believed by the Company to be sufficient to satisfy liabilities for federal, state and local taxes and other charges. Executive remains primarily liable to such authorities for such taxes and charges to the extent not actually paid the Company.

         4.07 B Notices. Notices hereunder shall be deemed delivered five days following deposit thereof in the United States mails (postage prepaid) addressed to Executive at the Company location where Executive is primarily employed and to the Company at 55 Walls Drive, Fairfield, Connecticut 06430, ATTN: Chairman of the Board.

         4.08 B Life Insurance. Executive acknowledges that the Company has an insurable interest in the life of the Executive and that Executive will, from time to time as requested by the Company, cooperate with the Company in its purchase (at its sole cost) of life insurance on the life of the Executive, such insurance to be payable to and owned by the Company.

         This Agreement is to be governed by, constructed and enforced in accordance with, the laws of the State of Connecticut. This Agreement may be executed in one or more counterparts which, together, shall constitute the agreement of the parties hereto.

         IN WITNESS WHEREOF, Executive has hereunto set Executive's hand and seal and the Company has caused this Agreement to be executed by its duly authorized officer, all as of the day and year first above written.

WITNESS:


/s/ Steven R. Bump Jr.                   /s/ Paul D. Harrison
----------------------------             ---------------------------
Name: Steven R. Bump Jr.                 Paul D. Harrison

                                         "Executive"

                                         MECA SOFTWARE, L.L.C.,
                                         A Delaware Corporation


                                         By: /s/ Amy Woods Brinkley
                                             ------------------------
                                             Name:  Amy Woods Brinkley
                                             Title: EVP

                                         "Company"  MECA Compensation Committee

                                    AGREEMENT

         THIS AGREEMENT made this 27th day of May, 1999 by and among CFI ProServices, Inc., an Oregon corporation with a principal place of business in Portland, Oregon ("Company"), MECA Software, L.L.C., a Delaware limited liability company with offices in Trumbull, Connecticut ("MECA Software"), and Paul D. Harrison, of Newtown, Connecticut ("Executive").


                              STATEMENT OF PURPOSE

         A. Executive and MECA Software are parties to that certain  Employment,
Confidentiality   and  Invention   Agreement,   dated  December  12,  1997  (the
"Agreement"), a copy of which is attached hereto as Exhibit A.


Effective as of May 17, 1999, the Company acquired all of the ownership interests of MECA Software (the "Acquisition"), and, subsequent to the Acquisition, MECA Software is a wholly owned subsidiary of the Company (or its affiliates). The Company has requested Executive remain with MECA Software to aid in the transition of ownership and the Executive has agreed to do so, subject to the terms and conditions set forth herein.

                                    AGREEMENT

Executive agrees to remain employed by MECA Software through and including January 2, 2000 pursuant to the terms of the Agreement, as modified herein, and agrees to perform such duties as are reasonably required of him by the Company.

To the extent such notice is deemed necessary by any party to this agreement, Executive, the Company and MECA Software each hereby acknowledge and give notice that Executive's employment with MECA Software is hereby terminated, effective as of January 2, 2000. The parties agree that the effective date of such termination shall not be changed without the written consent of all parties to this Agreement.

Article 1 of the Agreement (except for the last sentence of Section 1.01 and Section 1.04 thereof) is hereby deleted in its entirety and the terms there stated shall be of no further force and effect. Notwithstanding the foregoing, the parties hereby acknowledge and agree that the compensation to be paid to Executive pursuant to paragraph 4 of this Agreement represents amounts, obligations and liabilities arising from such Article 1, and this Agreement is not intended to modify, increase or enlarge the obligations of the Company or MECA Software under the Agreement.

The Company and MECA Software hereby agree that MECA Software shall compensate Executive as follows (such compensation to be in lieu of any compensation due to Executive under the Agreement):


         Base Salary. From the date hereof through December 31, 2000, MECA Software shall pay to Executive a gross salary at an annual rate of $300,000, payable twice monthly.

         Lump Sum Payments.

                  On or before January 31, 2000, MECA Software shall pay to Executive a lump sum payment of $543,344.

                  On or before January 31, 2001, MECA Software shall pay to Executive a lump sum payment of $1,281,733.

                  The foregoing lump sum payments shall be made via corporate check or wire transfer of funds, at the discretion of MECA Software or the Company.


         MECA Software shall continue to provide to the Executive the fringe benefits set forth in Section 1.05 of the Agreement through December 31, 2000, other than fringe benefits involving the payment of money or stock to the Executive (e.g., payments with respect to a bonus, profit sharing, retirement, severance or other such plan).

         The payments set forth in this paragraph 4 shall be in complete satisfaction of all obligations owing from the Company of MECA Software to Executive pursuant to the Agreement, any other employment agreement between Executive and MECA Software of the Company, or this agreement, including any obligations to pay interest on such obligations.

         In the event MECA Software or the Company shall fail to pay Executive the lump sum payments set forth hereinabove on the dates specified, MECA Software or the Company shall pay Executive interest on the unpaid balance at the rate of ten percent (10%) per annum. In the event Executive commences litigation or other dispute resolution to enforce the provisions of this paragraph 4, the losing party in such action shall pay to the prevailing party such prevailing party's reasonable attorney's fees and court costs incurred in such action (including any appeals thereon).

The obligations of MECA or the Company to make the payments set forth in paragraph 4 hereunder shall not be reduced or otherwise affected as a result of Executive's death or disability.

With respect to Section 3.02 of the Agreement only, the Covenant Period (as such term is defined in Section 3.01 of the Agreement) shall mean the period from the date hereof through December 31, 2001. For all other purposes, the parties acknowledge that the Covenant Period shall end effective December 31, 2000.

In addition to Executive's obligations set forth in Article Two of the Agreement, Executive agrees that Executive will not disparage, take any action to disparage, nor encourage others to disparage, the Company or MECA Software, or either of their affiliate organizations.

The Company and/or MECA Software agree that after October 1,1999, Executive may request and neither the Company or MECA Software will unreasonably withhold the approval of time off to search for new employment.

The Company hereby ratifies all of the terms and conditions of the Agreement dated December 12,1997 and shall be bound by said Agreement which shall remain in full force and effect, except as may be modified herein.

         The terms and conditions of the within Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns.

CFI ProServices, Inc.


By: /s/ Jeffrey P. Strickler
    ------------------------
Name:  Jeffrey P. Strickler
Its:   Vice President & General Counsel


MECA Software, L.L.C.


By: /s/ Kathleen M. Bromage
    ------------------------
Name:  Kathleen M. Bromage
Its:   Chief Operating Officer


/s/ Paul D. Harrison
------------------------
Paul D. Harrison, Executive